                                                                    EXHIBIT 23.3



             CONSENT OF LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.

     As independent public accountants, we hereby consent (i) to the use of our reports on the financial statements of Genesis Merchant Group Securities, LLC for the three fiscal years ended December 31, 1997 included in or made a part of this Registration Statement, and (ii) to any reference to our Firm in this Registration Statement.

                                 LALLMAN, FELTMAN, SHELTON & PETERSON, P.A.


                                 /s/ Lallman, Feltman, Shelton & Peterson, P.A.
                                 ----------------------------------------------



Ketchum, Idaho
April 21, 1998